PROSPECTUS

Filed pursuant to Rule 424 (b)(2)

Registration Statement No. 333-192814

Republic of South Africa

Debt Securities

and/or

Warrants to Purchase

Debt Securities

By this prospectus, the Republic of South Africa may offer debt securities and/or warrants to purchase debt securities with a maximum aggregate principal amount of up to U.S.$10,000,000,000 (or the equivalent in other currencies or composite currencies).

The Republic of South Africa may offer from time to time as separate issues one or more series of unsecured debt securities or warrants to purchase debt securities which will rank equally, without any preference among themselves, with all present and future unsecured and unsubordinated general obligations of the Republic of South Africa for moneys borrowed and guarantees given by it in respect of money borrowed from others. The Republic of South Africa may offer debt securities in exchange for other debt securities or that are convertible into new debt securities.

The Republic of South Africa will provide specific terms of these securities in supplements to this prospectus. You should read this prospectus, any prospectus supplement and the documents incorporated by reference into this prospectus, or into any prospectus supplement carefully before you make any decision to invest in the debt securities or warrants to purchase debt securities. This prospectus may not be used to make offers or sales of debt securities or warrants to purchase debt securities unless accompanied by a prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this Prospectus is April 6, 2016.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that the Republic of South Africa has filed with the Securities and Exchange Commission under a “shelf” registration process. Under this shelf process the Republic of South Africa may sell, from time to time, any of the debt securities or warrants described in this prospectus in one or more offerings up to a total U.S. dollar equivalent amount of $10,000,000,000. This prospectus provides you with a general description of the debt securities and warrants the Republic of South Africa may offer under this shelf process. Each time the Republic of South Africa sells securities under this shelf process, it will provide a prospectus supplement that will contain updated information about the Republic of South Africa, if necessary, and specific information about the terms of that offering.

Any information contained in this prospectus may be updated or changed in a prospectus supplement, in which case the more recent information will apply. You should rely only on the information contained or incorporated by reference in this prospectus and any prospectus supplement.

FORWARD-LOOKING STATEMENTS

This prospectus, any prospectus supplement and the documents incorporated by reference in this prospectus and any prospectus supplement may contain forward-looking statements within the meaning of Section 27A of the Securities Act. Statements that are not historical facts, including statements with respect to certain of the expectations, plans and objectives of the Republic of South Africa and the economic, monetary and financial conditions of the Republic of South Africa, are forward-looking in nature. These statements are based on current plans, estimates and projections, and therefore you should not place undue reliance on them. Forward-looking statements speak only as of the date that they are made, and the Republic of South Africa undertakes no obligation to publicly update any of them in light of new information or future events.

Forward-looking statements involve inherent risks and uncertainties. The Republic of South Africa cautions you that a number of important factors could cause actual results to differ materially from those contained in any forward-looking statement. Such factors include, but are not limited to:

•

external factors, such as interest rates in financial markets outside the Republic of South Africa and social and economic conditions in the Republic of South Africa’s neighbors and major export markets; and

•

internal factors, such as general economic and business conditions in the Republic of South Africa, present and future exchange rates of the rand, foreign currency reserves, the ability of the South African government to enact key reforms, the level of domestic debt, domestic inflation, the level of foreign direct and portfolio investment and the level of South African domestic interest rates.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The Republic of South Africa files Annual Reports on Form 18-K with the Securities and Exchange Commission on a voluntary basis under file number 033-85866. The Republic’s Annual Report on Form 18-K for the fiscal year ended March 31, 2015 filed with the Commission on December 4, 2015, is hereby incorporated by reference into this prospectus and any accompanying prospectus supplement. Each Annual Report on Form 18-K (including all exhibits to the Annual Report) and any amendments to the Form 18-K on Form 18-K/A (including all exhibits) filed with the Commission by the Republic on or subsequent to the date of this prospectus and prior to the termination of any offering of the debt securities and/or warrants to purchase debt securities will be deemed to be incorporated by reference into this prospectus and into any accompanying prospectus supplement and to be a part of this prospectus and of any prospectus supplement from the date of the filing of the Form 18-K or Form 18-K/A and will supersede and replace any prior Form 18-K. As used in this prospectus, the term “Annual Report” will refer to any Form 18-K incorporated in this prospectus not superseded or replaced by operation of the preceding sentence.

Any statement in this prospectus or contained in a document that is incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus or any accompanying prospectus supplement to the extent that a statement contained in the accompanying prospectus supplement or in any other subsequently filed document that is deemed to be incorporated by reference into this prospectus modifies or supersedes the statement. Any statement modified or superseded will not be deemed, except as modified or superseded by a document incorporated by reference into this prospectus, to constitute a part of this prospectus or any accompanying prospectus supplement.

Any person receiving a copy of this prospectus may obtain, without charge, upon request, a copy of any of the documents incorporated by reference into this prospectus, except for the exhibits to documents incorporated by reference into this prospectus (other than exhibits expressly incorporated by reference into those documents). Requests for documents incorporated by reference into this prospectus should be directed to the Ambassador of the Republic of South Africa, by mail at the Embassy of the Republic of South Africa, 3051 Massachusetts Avenue, N.W., Washington, D.C. 20008, or by phone at +27 12 315 5140.

USE OF PROCEEDS

Unless otherwise specified in an applicable prospectus supplement, the net proceeds from the sale of the debt securities and/or warrants to purchase debt securities will be used for the general purposes of the South African government. South Africa may also issue securities in exchange for any of its outstanding securities.

DESCRIPTION OF DEBT SECURITIES

The following description sets forth certain general terms and provisions common to all series of the debt securities and the fiscal agency agreement (copies of which are or will be filed as exhibits to the registration statement). This summary does not purport to be complete and is qualified in its entirety by reference to these exhibits and all provisions of the fiscal agency agreement and the debt securities.

General

The South African government may issue one or more series of debt securities as it chooses to authorize.

The accompanying prospectus supplement will describe the following terms of the debt securities:

•	the title;

•	the price or prices at which South Africa will issue the debt securities;

•	any limit on the aggregate principal amount of the debt securities or the series of which they are a part;

•	the currency or currency units for which the debt securities may be purchased and in which payments of principal and interest will be made;

•	the date or dates on which principal and interest will be payable;

•	the rate or rates at which any of the debt securities will bear interest, the date or dates from which any interest will accrue, the record dates for payment of interest and interest payment dates;

•	the place or places where principal and interest payments will be made;

•	the time and price limitations on redemption of the debt securities;

•	South Africa’s obligation, if any, to redeem or purchase the debt securities at the option of the holder;

•	if the amount of principal or interest on any of the debt securities is determinable according to an index or a formula, the manner in which these amounts will be determined;

•	whether and under what circumstances the South African government will issue the debt securities as global debt securities;

•

whether the debt securities will be designated “Equal Ranking Securities” (as described under the heading “Nature of the Obligations of the South African Government” below), “Collective Action Securities” (as described under the heading “Collective Action Securities” below) or “Aggregated Collective Action Securities” (as described under the heading “Aggregated Collective Action Securities” below); and

•	any other specific terms of the debt securities.

Any debt securities offered by the South African government that are exchangeable for other debt securities or for equity securities of entities owned by South Africa will be described in the prospectus supplement relating to such debt securities. Any special United States federal income tax and other considerations applicable to any debt securities (i) issued with original issue discount, (ii) denominated in a currency other than the U.S. dollar or (iii) payments on which are determined by reference to any index also will be described in the prospectus supplement relating to such debt securities.

There will be a fiscal agent for the South African government in connection with the debt securities whose duties will be governed by the fiscal agency agreement. The South African government may replace the fiscal agent at any time, subject to the appointment of a replacement fiscal agent. So long as no conflict of interest arises, the fiscal agent may engage or be interested in any financial or other transaction with the South African government. The fiscal agent is the agent of the South African government. The fiscal agent is not a trustee for the holders of debt securities and does not have a trustee’s responsibilities or duties to act for the holders of debt securities.

The South African government may issue debt securities that bear no interest or interest at a rate which at the time of issuance is below market rates to be sold at a substantial discount below their stated principal amount. Special considerations applicable to any debt securities sold at a discount will be described in the prospectus supplement relating to the debt securities.

The South African government will make payments of principal of (and premium, if any) and interest on the debt securities at the place or places and in the currency or currencies it designates and sets forth in the applicable prospectus supplement. Unless otherwise set forth in the applicable prospectus supplement, interest on fully registered debt securities will be paid by check mailed to the persons in whose names the debt securities are registered at the close of business on the record dates designated in the applicable prospectus supplement at the person’s address that appears on the register of the debt securities.

Currency Transfer Guarantee

Unless otherwise provided in the applicable prospectus supplement, the debt securities will benefit from a currency transfer guarantee of the South African Reserve Bank, under which the South African Reserve Bank, in its capacity as the agent for the Minister of Finance for purposes of enforcement of the South African Exchange Control Regulations, will irrevocably and unconditionally guarantee that the transfer to the fiscal agent of all sums in the amount and in the currency required for the fulfilment of the financial obligations arising from the debt securities and the fiscal agency agreement will be authorized in good time, under all circumstances and without any limitations, notwithstanding any restrictions that may be in force at that time in South Africa and without any obligation of a holder of debt securities or the fiscal agent to submit an affidavit or to comply with any other formality.

Nature of the Obligations of the South African Government

The following description shall apply to any series of debt securities that have been designated “Equal Ranking Securities.”

The debt securities constitute and will constitute direct, general, unconditional, and unsecured external debt of South Africa and will rank, without any preference among themselves and equally, with all other external debt of South Africa for moneys borrowed and guarantees given by it in respect of money borrowed from others. It is understood that this provision shall not be construed so as to require South Africa to make payments under the debt securities ratably with payments being made under any other external debt.

The following description shall apply to any series of debt securities that have not been designated “Equal Ranking Securities.”

The debt securities will constitute direct, unconditional, general and unsecured obligations of South Africa and will rank equally, without any preference among themselves, with all present and future unsecured and unsubordinated general obligations of South Africa for moneys borrowed and guarantees given by it in respect of money borrowed from others.

The following description shall apply to each series of debt securities

The full faith and credit of South Africa will be pledged for the due and punctual payment of, and the due and timely performance of all of South Africa’s obligations relating to, the debt securities. Amounts payable in respect of principal of and interest on the debt securities will be charged upon and be payable out of the National Revenue Fund of the South African government, where the public revenues of the South African government are deposited, equally and ratably with all other amounts so charged and amounts payable in respect of all other general loan obligations of the South African government.

Negative Pledge

So long as any debt security remains outstanding, the South African government will not create any mortgage, pledge, lien or other arrangement creating security upon any of its present or future revenues or assets to secure any present or future debt of the South African government, including:

•	moneys borrowed by the South African government, and

•	guarantees given by the South African government of debts incurred by other parties which are denominated or payable in a currency other than the South African rand,

without equally and ratably securing the outstanding debt securities. The South African government may, however, create security on goods or other assets provided to or acquired by it and securing a sum not greater than the purchase price, including interest and other related charges, of these goods or assets and related services.

South African Taxation

The following is a summary of certain material South African income tax consequences of the acquisition, ownership and disposition of the debt securities. This summary deals only with the tax consequences for initial purchasers of the debt securities who will hold the debt securities as capital assets and who acquire the debt securities at the issue price. This discussion does not cover all aspects of South African income taxation that may be relevant to, or the actual tax effect that any of the matters described herein will have on the acquisition, ownership or disposition of the debt securities by particular investors.

Treatment of premium and/or discount as well as coupon interest on the debt securities

The taxation of “interest” is regulated by section 24J of the South African Income Tax Act, No. 58 of 1962 (“South African Income Tax Act”). For tax purposes “interest,” as defined in section 24J of the South African Income Tax Act (“Interest”), has a wide meaning and includes, among other things, not just interest and related finance charges, but also any discount or premium payable or receivable in terms of or in respect of a financial arrangement.

To the extent that the Holder acquires the debt securities at a discount, i.e., where the issue price of the debt securities is less than the principal amount, such discount would be regarded as Interest.

Similarly, to the extent that the holder acquires the debt securities at a premium, i.e., where the issue price of the debt securities is greater than the principal amount, such premium would be regarded as Interest.

Section 24J of the South African Income Tax Act requires that Interest (including coupon interest on the debt securities and any premium or discount to the principal amount of the debt securities) be spread by the holder over the term of the debt security using a predetermined rate referred to as the yield to maturity.

However, (a) a natural person who is not a “resident” in South Africa as defined in the South African Income Tax Act (a “Non-Resident Natural Person”) and (b) a company, trust, incorporated association, corporation or other corporate body which is not a “resident” in South Africa as defined in the South African Income Tax Act (a “Non-Resident Corporate”) is taxed in South Africa under the South African Income Tax Act only on income from a source within or deemed to be within South Africa. Interest received by or accrued to a holder who is a Non-Resident Natural Person or a Non-Resident Corporate (each, a “Non-Resident”) may, subject to the section 10(1)(h) exemption referred to in the following paragraph, be regarded as being from a South African source.

In terms of the South African Income Tax Act (subject to “Withholding tax” below), all amounts of Interest which, during the relevant year of assessment of a Non-Resident is received or accrued in respect of debt securities which are held by that Non-Resident Holder, will be exempt from income taxes under Section 10(1)(h) of the South African Income Tax Act so long as that Non-Resident Holder:

(1)	if a Non-Resident Natural Person:

•

did not, at any time during the relevant year of assessment, carry on business through a permanent establishment of that Non-Resident Natural Person in South Africa with which the debt from which the Interest arises is effectively connected; or

•	was not physically present in South Africa for a period exceeding 183 calendar days in aggregate during the relevant year of assessment; or

(2)

if a Non-Resident Corporate, did not, at any time during the relevant year of assessment, carry on business through a permanent establishment of that Non-Resident Corporate in South Africa with which the debt from which the Interest arises is effectively connected.

If a Non-Resident Holder does not qualify for the exemption under Section 10(1)(h) of the South African Income Tax Act, an exemption from or reduction of tax liability under the South African Income Tax Act may be available under an applicable convention concluded between the Government of the Republic of South Africa and the relevant other contracting state for the avoidance of double taxation (“DTA”). In addition, certain entities may be exempt from income tax.

As regards liability for the withholding tax on Interest paid to Non-Residents, see “Withholding tax” below.

A “resident” (as defined in section 1 of the South African Income Tax Act) (a “Resident”) will, subject to any available exemptions, be taxed on its worldwide income. A Resident Holder will be liable for income tax, subject to available exemptions, on any income received or accrued in respect of the debt securities held by that Resident Holder in the relevant year of assessment of the Resident Holder.

A company, trust, incorporated association, corporation or other corporate body will be a Resident if it is incorporated, established or formed in South Africa or if it is effectively managed in South Africa (unless it is considered exclusively a resident of another country for purposes of the application of any applicable DTA).

A natural person will be a Resident if he or she is:

•	ordinarily resident in South Africa, or

•

physically present in South Africa for a period or periods exceeding 91 days in aggregate during the relevant year of assessment, as well as for a period or periods exceeding 91 days in aggregate during each of the preceding five years and for more than 915 days in the aggregate during those five preceding years of assessment, in which case that person will be a resident with effect from the first day of that relevant year of assessment.

Withholding tax

Under South African tax laws a withholding tax on Interest paid to Non-Residents (at a rate of 15% of the amount of the Interest) (“Withholding Tax”) applies, with effect from March 1, 2015, to Interest paid or that becomes due and payable on or after that date.

Subject to any Withholding Tax relief provided for in the South African Income Tax Act (see the paragraph below) or an applicable DTA, the Withholding Tax is imposed in respect of all payments of Interest to Non-Residents (other than payments of Interest to a Non-Resident who is not entitled to the section 10(1)(h) exemption referred to under “Treatment of premium and/or discount as well as coupon interest on the debt securities” above and which Non-Resident is therefore liable for the payment of income tax on such Interest).

However, payments of Interest under debt securities held by Non-Resident Holders are exempt from Withholding Tax if (among other exemptions) such debt securities are listed on a “recognized exchange” or the Interest under the debt securities is paid by the Government of the Republic of South Africa. The Luxembourg Stock Exchange is a “recognised exchange”. The debt securities are issued by, and Interest under the debt securities is payable by, the South African government.

Accordingly, payments of Interest under debt securities held by Non-Resident Holders will be exempt from the Withholding Tax.

Sale or retirement of the debt securities

If a holder sells or otherwise disposes of a debt security, South African Taxes (whether income tax or capital gains tax) may be levied on such sale or disposal.

South African Taxes (whether income tax or capital gains tax) may be levied on the disposal or deemed disposal of any debt securities held by a Resident Holder. In general, income tax will be leviable to the extent that a Resident Holder is a trader or has acquired the debt securities for speculative purposes. In general, capital gains tax will be leviable to the extent that the debt securities have been acquired by a Resident Holder for investment purposes and the disposal is not regarded as part of a profit-making transaction, even though the South African Revenue Service has generally taken the view that these types of transactions would generally be on revenue account.

Any discount or premium on acquisition of the debt securities which has already been treated as Interest for income tax purposes under section 24J of the South African Income Tax Act (see “Treatment of premium and/or discount as well as coupon interest on the debt securities” above) will not again be taken into account when determining any capital gain or loss.

In general, South African Taxes (whether income tax or capital gains tax) will not be levied on the disposal or deemed disposal of debt securities held by a Non-Resident Holder unless the profits made on the disposal or deemed disposal of such debt securities are from a South African source or are attributable to a permanent establishment of that Non-Resident Holder in South Africa during the relevant year of assessment of that Non-Resident Noteholder. An applicable DTA may provide such Non-Resident Holder with relief from such South African taxes.

Other taxes

No stamp, transfer or similar taxes or duties will be payable in South Africa by holders of debt securities in connection with the issue of the debt securities, nor will any of these taxes be payable as a consequence of a subsequent transfer or redemption of the debt securities.

Additional amounts

Without prejudice to the foregoing, if any payment of principal or interest is not exempt from South African Taxes, the South African government has agreed to pay, to the extent permitted by law, such additional amounts as are necessary in order that the net payment, after the imposition of any South African Taxes, will not be less than the amount the holder would have received in the absence of South African Taxes, except that no such additional amounts shall be payable in respect of:

(a)

any South African Taxes that are imposed by reason of the failure of the holder or beneficial owner of the debt security to make a declaration of non-residence or other similar claim for exemption to the relevant tax authority; or

(b)	any Debt Security presented for payment more than 30 days after:

(i)	the date on which such payment first becomes due, or

(ii)

if the full amount of the money payable has not been received by the fiscal agent on or prior to such due date, the date on which the full amount of such money having been so received that notice to that effect shall have been duly given in the manner provided in the fiscal agency agreement, except to the extent that the holder thereof would have been entitled to additional amounts on presenting the same for payment on the expiration of such period of 30 days.

Any reference herein to principal and/or interest shall be deemed also to refer to any additional amounts which may be payable hereunder.

United States Federal Income Taxation

In the opinion of Allen & Overy LLP, special United States tax counsel for the South African government, the following is a summary of material U.S. federal income tax consequences of the acquisition, ownership and disposition of debt securities. This summary does not address the material U.S. federal income tax consequences of every type of debt security which may be issued by South Africa, and the relevant prospectus supplement will contain additional or modified disclosure concerning the material U.S. federal income tax consequences relevant to the type of debt security as appropriate. This summary deals only with initial purchasers of debt securities at the issue price that will hold the debt securities as capital assets. The discussion does not cover all aspects of U.S. federal income taxation that may be relevant to, or the actual tax effect that any of the matters described herein will have on, the acquisition, ownership or disposition of debt securities by particular investors, and does not address any U.S. federal estate, gift or alternative minimum tax considerations, the Medicare tax on net investment income, or any state, local, foreign or other tax laws. This summary also does not discuss all of the tax considerations that may be relevant to certain types of investors subject to special treatment under the U.S. federal income tax laws (such as financial institutions, insurance companies, individual retirement accounts and other tax-deferred accounts, tax-exempt organizations, dealers in securities or currencies, investors that will hold the debt securities as part of straddles, hedging transactions or conversion transactions for U.S. federal income tax purposes, U.S. Holders (as defined below) whose functional currency is not the U.S. dollar or U.S. expatriates or former long-term residents of the United States).

As used herein, the term “U.S. Holder” means a beneficial owner of debt securities that is, for U.S. federal income tax purposes, (i) an individual citizen or resident of the United States, (ii) a corporation created or organized under the laws of the United States or any State thereof, (iii) an estate the income of which is subject to U.S. federal income tax without regard to its source or (iv) a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust, or the trust has validly elected to be treated as a domestic trust for U.S. federal income tax purposes. The term “Non-U.S. Holder” means a beneficial owner of debt securities that is, for United States federal income tax purposes, (i) a non-resident alien individual, (ii) a corporation not created or organized under the laws of the United States or any State thereof, (iii) a foreign estate or trust, or (iv) a partnership all of whose partners are Non-U.S. Holders.

The U.S. federal income tax treatment of a partner in an entity treated as a partnership for U.S. federal income tax purposes that holds debt securities will depend on the status of the partner and the activities of the partnership. Prospective purchasers that are entities treated as partnerships for U.S. federal income tax purposes should consult their tax advisers concerning the U.S. federal income tax consequences to their partners of the acquisition, ownership and disposition of debt securities by the partnership.

Any special U.S. federal income tax considerations which apply to debt securities issued in a currency other than U.S. dollars or issued with more than de minimis original issue discount, and any limitations on sales of debt securities in bearer form, will be described in the applicable prospectus supplement.

The summary is based on the tax laws of the United States, including the Internal Revenue Code of 1986, as amended, its legislative history, existing and proposed regulations thereunder, and published rulings and court decisions, all as currently in effect and all subject to change at any time, possibly with retroactive effect.

U.S. Holders

Payments of Interest

General

Interest on a debt security, including the payment of any additional amounts, will be taxable to a U.S. Holder as ordinary income at the time it is received or accrued, depending on such holder’s method of accounting for U.S. federal income tax purposes. Interest paid by the Issuer on the debt securities constitutes income from sources outside the United States. Prospective purchasers should consult their tax advisers concerning the applicability of the foreign tax credit and source of income rules to income attributable to the debt securities.

Effect of Non-U.S. Withholding Taxes

For U.S. federal income tax purposes, U.S. Holders will be treated as having received the amount of any non-U.S. tax withheld by the Issuer with respect to a debt security, and as then having paid over the withheld taxes to the relevant taxing authorities. As a result of this rule, the amount of interest income included in gross income for U.S. federal income tax purposes by a U.S. Holder with respect to a payment of interest may be greater than the amount of cash actually received (or receivable) by the U.S. Holder from the Issuer with respect to the payment. Subject to certain limitations, a U.S. Holder generally will be entitled to a credit against its U.S. federal income tax liability, or a deduction in computing its U.S. federal taxable income, for non-U.S. income taxes withheld by the Issuer. Interest generally will be considered passive category income for purposes of the U.S. foreign tax credit. In certain circumstances, a U.S. Holder may be unable to claim foreign tax credits (and may instead be allowed deductions) for non-U.S. taxes imposed on a payment of interest if the U.S. Holder has not met the minimum holding period requirement during which such holder is protected from risk of loss. Prospective purchasers should consult their tax advisers concerning the availability of the foreign tax credit under their particular circumstances.

Sale and Retirement of the Debt Securities

A U.S. Holder generally will recognize gain or loss on the sale or retirement of a debt security equal to the difference between the amount realized on the sale or retirement and the U.S. Holder’s adjusted tax basis of the debt security. A U.S. Holder’s adjusted tax basis in a debt security will generally be its U.S. dollar cost. The amount realized does not include the amount attributable to accrued but unpaid interest, which will be taxable as interest income to the extent not previously included in income. Gain or loss recognized by a U.S. Holder on the sale or retirement of a debt security will be capital gain or loss and will be long-term capital gain or loss if the debt security was held by the U.S. Holder for more than one year. Gain or loss realized by a U.S. Holder on the sale or retirement of a debt security generally will be U.S. source. The ability of a U.S. Holder to deduct capital losses is subject to limitations.

Foreign Financial Asset Reporting

Certain U.S. Holders are subject to reporting requirements on their ownership of certain foreign financial assets, including debt of foreign entities, if the aggregate value of all of these assets exceeds $50,000 at the end of the taxable year or $75,000 on any day during the taxable year (or, for certain individuals living outside the United States and married individuals filing joint returns, certain higher thresholds). The debt securities are expected to constitute foreign financial assets subject to these requirements unless the debt securities are held in an account at a financial institution. U.S. Holders should consult their tax advisors regarding the application of the rules relating to foreign financial asset reporting.

Non-U.S. Holders

A Non-U.S. Holder generally will not be subject to United States federal income or withholding taxes on payments of interest or gain realized on the sale or exchange of the debt securities, unless (i) such payment or gain is effectively connected with the conduct by the holder of a trade or business in the United States or (ii) in the case of gain realized by an individual Non-U.S. Holder, the Non-U.S. Holder is present in the United States for 183 days or more in the taxable year of the sale, and certain other conditions are met.

Backup Withholding and Information Reporting

Payments of principal and interest on, and the proceeds of sale or other disposition of debt securities by a U.S. paying agent or other U.S. intermediary will be reported to the Internal Revenue Service and to the U.S. Holder as may be required under applicable regulations. Backup withholding may apply to these payments if the U.S. Holder fails to provide an accurate taxpayer identification number or certification of exempt status or otherwise fails to comply with the applicable backup withholding requirements. Certain U.S. Holders (including, among others, corporations), are not subject to backup withholding. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules from a payment to a U.S. Holder generally may be claimed as a credit against such U.S. Holder’s U.S. federal income tax liability, provided that the required information is timely furnished to the Internal Revenue Service. U.S. Holders should consult their tax advisers as to their qualification for exemption from backup withholding and the procedure for obtaining an exemption.

Non-U.S. Holders may be required to comply with applicable certification procedures to establish that they are not United States persons in order to avoid the application of these information reporting requirements and backup withholding tax.

Events of Default

The events of default are:

(1)

default in any payment of principal of (and premium, if any, on) or interest on any of the debt securities of such series and the continuance of the default for a period of more than 30 days after the due date; or

(2)

failure to perform or observe any other obligation under the debt securities of such series and the continuance of the default for a period of 60 days following written notice of the default to the South African government at the office of the fiscal agent by any holder (except where the failure is not capable of remedy, in which event no notice is required); or

(3)	if:

(a)

any other present or future external indebtedness becomes due and payable prior to its stated maturity by reason of default, or any such external indebtedness is not paid at its maturity as extended by any applicable grace period, or any external indebtedness in the form of a guarantee is not honored when due and called upon or within any applicable grace period, or

(b)	the South African government declares a general moratorium on the payment of any external indebtedness.

Redemption

If the debt securities of a series provide for mandatory redemption by the South African government, or redemption at the election of the South African government, redemption shall be on not more than 60 nor less than 30 days’ notice and, in the event of redemption in part, the debt securities to be redeemed will be selected by lot by the fiscal agent. Unless all the debt securities of a series to be redeemed are registered debt securities or bearer debt securities registered as to principal, notice of redemption will be published at least twice prior to the redemption date in a newspaper printed in the English language and of general circulation in Europe and at such other places, if any, as are set forth in such debt securities.

Additionally, notice of such redemption will be mailed to holders of registered debt securities of such series, and to those holders of bearer debt securities of such series who have registered the principal of their debt securities, to their last addresses as they appear on the register for the debt securities of such series. Under United States income tax regulations, special rules will apply to debt securities that can be redeemed prior to maturity if the yield on the redeemed debt securities would be lower than the yield on the debt securities if outstanding to stated maturity.

Governing Law; Consent to Service

The fiscal agency agreement and the debt securities will be governed by and construed in accordance with the laws of the State of New York, except with respect to all matters governing South Africa’s authorization of issuance and execution of any debt securities and any other matters required to be governed by the laws of the Republic of South Africa, which will be governed by the laws of the Republic of South Africa.

The South African government will accept the jurisdiction of any State or federal court in the Borough of Manhattan, The City of New York, in respect of any action arising out of or based on the debt securities that may be maintained by any holder of those securities. The South African government will appoint the Ambassador of the Republic of South Africa, Embassy of the Republic of South Africa, 3051 Massachusetts Avenue, N.W., Washington, D.C. 20008 to be its authorized agent upon whom process in any such action may be served. The South African government will irrevocably waive any immunity to which it might otherwise be entitled in any action arising out of or based upon the debt securities brought in any State or Federal court in the Borough of Manhattan, The City of New York. The South African government is also subject to suit in competent courts in the Republic of South Africa to the extent permitted by South African law.

This appointment of an agent for service of process will be irrevocable until all amounts in respect of the principal of (and premium, if any), and any interest due and to become due on or in respect of all of the debt securities have been provided to the fiscal agent pursuant to the terms of the fiscal agency agreement and either paid or returned to the South African government as provided in the fiscal agency agreement, except that, if for any reason, the authorized agent ceases to be able to act as such authorized agent or ceases to have an address in the United States, the South African government will appoint another person in Washington, D.C. or The City of New York, selected in its discretion, as its authorized agent.

Neither the appointment of an authorized agent for service of process nor the waiver of immunity includes actions brought under the United States federal securities laws. In the absence of a waiver of immunity by the South African government with respect to such actions it would not be possible to obtain a United States judgment in such an action against the South African government unless a court were to determine that the South African government is not entitled under the Foreign Sovereign Immunities Act of 1976 to sovereign immunity with respect to such action.

Acceleration of Maturity of the Securities

If any of the events of default described in “—Events of Default” above occurs and is continuing with respect to any series of securities, the holders of at least 25% of the aggregate principal amount of the securities outstanding (as defined below) of that series may, by notice to the fiscal agent, declare all the securities of that series to be due and payable immediately.

Upon any declaration of acceleration, the principal, interest and all other amounts payable on the securities of that series will become immediately due and payable on the date South Africa receives written notice of the declaration, unless South Africa has remedied the event or events of default prior to receiving the notice. The holders of more than 50% of the aggregate principal amount of the outstanding securities of that series may rescind a declaration of acceleration if the event or events of default giving rise to the declaration have been cured or waived.

If prior to receipt of a demand by the fiscal agent all defaults have been cured, the securities may not be declared due and payable immediately. Because each series of securities is independent of each other series, a default with respect to one series of securities will not, in itself, constitute a default with respect to, or permit the acceleration of the maturity of, securities of a different series except as provided in clause (3) of “—Events of Default” above.

Amendments to the Terms of the Securities

The Fiscal Agency Agreement contains provisions for convening meetings of the holders of a given series of securities to consider matters relating to the securities in that series, including without limitation, the modification of any provision of the terms of the securities in that series.

COLLECTIVE ACTION SECURITIES

The following description does not apply to any series of debt securities that has been designated as Aggregated Collective Action Securities. See “Aggregated Collective Action Securities” below for a description of the terms of Aggregated Collective Action Securities.

The South African government may designate a particular series of debt securities to be “Collective Action Securities,” the specific terms of which will be described in the prospectus supplement relating to such securities.

The fiscal agency agreement described in this prospectus contains provisions, commonly known as “collective action clauses,” regarding future modifications to the term of, or other actions taken in respect of, the Securities issued thereunder. Under these provisions, modifications or other actions affecting the “reserved matters” listed (defined below and in the fiscal agency agreement), including but not limited to, modification to payment and other important terms, may be made to a single series of debt securities issued under the fiscal agency agreement with the consent of the holders of 75% in aggregate principal amount outstanding of that series.

Meetings and Notice

General. A meeting of holders of debt securities of any series may be called at any time:

•

to make, give or take any request, demand, authorization, direction, notice, consent, waiver or other action provided for in the fiscal agency agreement or the debt securities of that series, or to modify, amend or supplement the terms of the debt securities of that series or of the fiscal agency agreement.

South Africa may at any time call a meeting of the holders of debt securities for any such purpose to be held at such time and place as South Africa shall determine.

If the holders of at least 10% of the aggregate principal amount of the outstanding debt securities of a series request in writing a meeting for any such purpose as mentioned above, the fiscal agent will call such a meeting.

For the purposes of this prospectus, “outstanding” debt securities do not include:

•	debt securities cancelled by or delivered for cancellation to the fiscal agent, or held by the fiscal agent for reissuance but not reissued;

•	debt securities called for redemption;

•	debt securities in lieu of or in substitution for which other securities shall have been authenticated and delivered.

Notice. The notice of a meeting will set forth the time and the place of such meeting and in general terms the action proposed to be taken at such meeting. This notice shall be given as provided in the terms of the debt securities. In addition, this notice shall be given between 30 and 60 days before the meeting date.

Voting; Quorum. A person who holds outstanding debt securities of a series or is duly appointed to act as proxy for a holder of these debt securities will be entitled to vote at a meeting of holders of the debt securities of that series. At any meeting, other than a meeting to discuss a reserved matter, the persons entitled to vote a majority of the aggregate principal amount of the outstanding securities of a series shall constitute a quorum, and at the reconvening of any such meeting adjourned for a lack of a quorum, the persons entitled to vote 25% of the aggregate principal amount of the outstanding debt securities in that series. At any meeting to discuss a reserved matter, the persons entitled to vote 75% of the aggregate principal amount of the outstanding securities of a series shall constitute a quorum.

Regulations. The fiscal agent may make such reasonable and customary regulations as it deems advisable for any meeting with respect to:

•	the proof of the holding of bearer debt securities of a series;

•	the proof of the appointment of proxies in respect of holders of registered debt securities of a series;

•

the record date for determining the registered owners of registered debt securities of a series entitled to vote (which date shall be set in a notice provided between 30 and 90 days before the meeting);

•	the adjournment and chairmanship of the meeting;

•	the appointment and duties of inspectors of votes;

•	the submission and examination of proxies, certificates and other evidence of the right to vote; and

•	other matters concerning the conduct of the meeting that the fiscal agent deems appropriate.

Amendments and Waivers

South Africa, the fiscal agent and the holders may generally modify or take actions with respect to the fiscal agency agreement or the terms of any series of securities:

•	with the affirmative vote of the holders of not less than 66 2/3% of the aggregate principal amount of the outstanding securities of that series that are represented at a meeting; or

•	with the written consent of the holders of not less than 66 2/3% of the aggregate principal amount of the outstanding securities of that series that are represented at a meeting;

However, the holders of not less than 75% of the aggregate principal amount of any series of the outstanding securities, voting at a meeting or by written consent, must consent to any amendment, modification, change or waiver with respect to the securities of that series that would:

•	change the due dates for the payment of principal of or interest on the securities of that series,

•	reduce any amounts payable on the securities of that series,

•	reduce the amount of principal payable upon acceleration of the maturity of the securities of that series,

•	reduce the interest rate of the securities of that series,

•	change the payment currency or places of payment for the securities of that series,

•	permit early redemption of the securities of that series or, if early redemption is already permitted, set a redemption date earlier than the date previously specified or reduce the redemption price,

•

reduce the percentage of holders of the securities of that series whose vote or consent is needed to amend, supplement or modify the fiscal agency agreement (as it relates to the securities of that series) or the terms and conditions of the securities of that series or to take any other action with respect to the securities of that series or change the definition of “outstanding” with respect to the securities of that series,

•	change South Africa’s obligation to pay any additional amounts in respect of the securities of that series,

•	change the governing law provision of the securities of that series,

•

change the courts to the jurisdiction of which South Africa has submitted; South Africa’s obligation to appoint and maintain an agent for service of process in Washington, D.C. or The City of New York; or South Africa’s waiver of immunity, in respect of actions or proceedings brought by any holder based upon the securities of that series, as described herein,

•	in connection with an exchange offer for the securities of that series, amend any event of default under the securities of that series, or

•	change the status of the securities of that series, as described under “—Nature of the Obligations of the South African Government” above.

South Africa refers to the above subjects as “reserved matters”. A change to a reserved matter, including the payment terms of any series of the securities, can be made without the consent of individual holders of the securities of that series, as long as a supermajority of the holders (that is, the holders of at least 75% of the aggregate principal amount of the outstanding securities of that series) agree to the change.

South Africa and the fiscal agent may, without the vote or consent of any holder of any series of the securities, amend the fiscal agency agreement or any series of securities for the purpose of:

•	adding to South Africa’s covenants for the benefit of the holders,

•	surrendering any of South Africa’s rights or powers,

•	providing collateral for the securities of that series,

•	curing any ambiguity or correcting or supplementing any defective provision, or

•

making any other change that (a) is not inconsistent with the securities of that series and (b) does not adversely affect the interest of any holder of the securities of that series in any material respect.

For purposes of determining whether the required percentage of holders of any series of the securities has approved any amendment, modification or change to, or waiver of, the securities of that series or the fiscal agency agreement, or whether the required percentage of holders has delivered a notice of acceleration of the securities of that series, securities of that series owned, directly or indirectly, by South Africa or any public sector instrumentality of South Africa will be disregarded and deemed not to be outstanding, except that in determining whether the fiscal agent shall be protected in relying upon any amendment, modification, change or waiver, or any notice from holders, only securities of that series that the fiscal agent knows to be so owned shall be so disregarded. As used in this paragraph, “public sector instrumentality” means the South African Reserve Bank, any department, ministry or agency of the South African government or any corporation, trust, financial institution or other entity owned or controlled by the South African government or any of the foregoing, and “control” means the power, directly or indirectly, through the ownership of voting securities or other ownership interests or otherwise, to direct the management of or to elect or appoint a majority of the board of directors or other persons performing similar functions in lieu of, or in addition to, the board of directors of a corporation, trust, financial institution or other entity.

AGGREGATED COLLECTIVE ACTION SECURITIES

The following description does not apply to any series of debt securities that has been designated as Collective Action Securities. See “Collective Action Securities” above for a description of the terms of Collective Action Securities.

South Africa may designate a particular series of debt securities to be “Aggregated Collective Action Securities,” (as distinguished from “Collective Action Securities” discussed above), the specific terms of which will be described in the prospectus supplement relating to such securities. Aggregated Collective Action Securities will have the same terms and conditions as the Collective Action Securities described above, except that such Aggregated Collective Action Securities shall contain different provisions relating to certain aspects of calling and holding meetings, default, acceleration and voting on amendments, modifications, changes and waivers, as follows:

Meetings and Notice

General. A meeting of the holders of debt securities of any series may be called at any time:

•

to make, give or take any request, demand, authorization, direction, notice, consent, waiver or other action provided for in the fiscal agency agreement or the debt securities of that series, or to modify, amend or supplement the terms of the debt securities of that series.

South Africa may at any time call a meeting of the holders of debt securities for any such purpose to be held at such time and place as South Africa shall determine.

If the holders of at least 10% of the aggregate principal amount of the outstanding debt securities of a series request in writing a meeting for any such purpose as mentioned above, the fiscal agent will call such a meeting.

For the purposes of this prospectus, “outstanding” debt securities do not include:

•	debt securities cancelled or delivered for cancellation to the fiscal agent, or held by the fiscal agent for reissuance but not reissued;

•	debt securities called for redemption;

•	debt securities in lieu of or in substitution for which other securities shall have been authenticated and delivered

Notice. The notice of a meeting will set forth the time and the place of such meeting and in general terms the action proposed to be taken at such meeting, including, if applicable, if the meeting is to consider a proposal for a modification of two or more series, an indication of which series of debt securities will be aggregated for purposes of voting on that proposal and the modification method chosen by South Africa for the vote on that proposal and the identity of the modifications calculation agent, if any. This notice shall be given as provided in the terms of the debt securities. In addition, this notice shall be given between 30 and 60 days before the meeting date.

Voting; Quorum. A person who holds outstanding debt securities of a series or is duly appointed to act as proxy for a holder of these debt securities will be entitled to vote at a meeting of holders of the debt securities of that series. At any meeting, other than a meeting to discuss a reserved matter, the persons entitled to vote a majority of the aggregate principal amount of the outstanding securities of a series shall constitute a quorum, and at the reconvening of any such meeting adjourned for a lack of a quorum, the persons entitled to vote 25% of the aggregate principal amount of the outstanding debt securities in that series. At any meeting to discuss a reserved matter, the persons sufficient to vote to approve such reserved matter modification of the securities of such series shall constitute a quorum.

Regulations. The fiscal agent may make such reasonable and customary regulations as it deems advisable for any meeting with respect to:

•	the proof of the holding of bearer debt securities of a series;

•	the proof of the appointment of proxies in respect of holders of registered debt securities of a series;

•

the record date for determining the registered owners of registered debt securities of a series entitled to vote (which date shall be set in a notice provided between 30 and 90 days before the meeting;

•	the adjournment and chairmanship of the meeting;

•	the appointment and duties of inspectors of votes;

•	the submission and examination of proxies, certificates and other evidence of the right to vote; and

•	other matters concerning the conduct of the meeting that the fiscal agent deems appropriate.

Amendments and Waivers

South Africa, the fiscal agent and the holders may generally modify or take actions with respect to the fiscal agency agreement or the terms of the debt securities of any series that have been designated Aggregated Collective Action Securities with:

•	the affirmative vote of the holders of more than 50% in aggregate principal amount of the outstanding debt securities of that series that are represented at a duly called and held meeting.

However, the holders may approve, by vote or consent through one of three modification methods, any proposed modification by South Africa that would do any of the following:

•	change the due date for the payment of the principal of or interest on the debt securities of that series;

•	reduce any amounts payable on the debt securities of that series;

•	reduce the amount of principal payable upon acceleration of the maturity of the debt securities of such series;

•	reduce the interest rate of the debt securities of that series;

•	change the payment currency or places of payment for the debt securities of that series;

•

permit early redemption of the debt securities of that series or, if early redemption is already permitted, set a redemption date earlier than the date previously specified or reduce the redemption price;

•	change South Africa’s obligation to pay any additional amounts under the debt securities of that series;

•	change the definition of “uniformly applicable”, “reserved matter” or “reserved matter modification” with respect to the debt securities of that series;

•	change the governing law provision of the debt securities of that series;

•

reduce the percentage of holders of debt securities required for the taking of any action pursuant to the modification provisions of the Aggregated Collective Action Clause or change the definition of “Outstanding” with respect to the debt securities of that series;

•	change the governing law provision of the debt securities of that series;

•

change the courts to the jurisdiction of which South Africa has submitted; its obligation to appoint and maintain an agent of process in Washington, D.C. or The City of New York; or South Africa’s waiver of immunity, in respect of actions or proceedings brought by any holders of the debt securities of such series;

•	in connection with an exchange offer for the debt securities of such series, amend any Event of Default as set forth in the terms of the debt securities of the series;

•	change the status of the debt securities of that series, as described under the heading “—Nature of the Obligations of the South African Government” above;

South Africa refers to the above subjects as “reserved matters.” A change to a reserved matter, including the payment terms of the debt securities, can be made without your consent, as long as the change is approved, pursuant to one of the three following modification methods, by vote or consent by:

•	the holders of more than 75% of the aggregate principal amount of the outstanding debt securities of a series affected by the proposed modification;

•

where such proposed modification would affect the outstanding debt securities of two or more series, the holders of more than 75% of the aggregate principal amount of the outstanding debt securities of all of the series affected by the proposed modification, taken in the aggregate, if certain “uniformly applicable” requirements are met; or

•

where such proposed modification would affect the outstanding debt securities of two or more series, the holders of more than 66 2/3% of the aggregate principal amount of the outstanding debt securities of all of the series affected by the proposed modification, taken in the aggregate, and the holders of more than 50% of the aggregate principal amount of the outstanding debt securities of each series affected by the modification, taken individually.

“Uniformly applicable,” as referred to above, means a modification by which holders of debt securities of all series affected by that modification are invited to exchange, convert or substitute their debt securities for (x) the same new instruments or other consideration or (y) new instruments or other consideration from an identical menu of instruments or other consideration.

South Africa may select, in its discretion, any modification method for a reserved matter modification in accordance with the fiscal agency agreement and to designate which series of debt securities will be included for approval in the aggregate of modifications affecting two or more series of debt securities. Any selection of a modification method or designation of series to be included will be final for the purpose of that vote or consent solicitation.

Before soliciting any consent or vote of any holder of debt securities for any change to a reserved matter, South Africa will provide the following information to the fiscal agent for distribution to the holders of debt securities of any series that would be affected by the proposed modification:

•

a description of South Africa’s economic and financial circumstances that are in South Africa’s opinion relevant to the request for the proposed modification, a description of South Africa’s existing debts and a description of its broad policy reform program and provisional macroeconomic outlook;

•

if South Africa shall at the time have entered into an arrangement for financial assistance with multilateral and/or other major creditors or creditor groups and/or an agreement with any such creditors regarding debt relief, (x) a description of any such arrangement or agreement and (y) where permitted under the information disclosure policies of the multilateral or other creditors, as applicable, a copy of the arrangement or agreement;

•

a description of South Africa’s proposed treatment of external debt instruments that are not affected by the proposed modification and its intentions with respect to any other major creditor groups; and

•	if South Africa is then seeking any reserved matter modification affecting any other series of debt securities, a description of that proposed modification.

For purposes of determining whether the required percentage of holders of any series of the securities has approved any amendment, modification or change to, or waiver of, the securities of that series or the fiscal agency agreement, or whether the required percentage of holders has delivered a notice of acceleration of the securities of that series, securities of that series owned, directly or indirectly, by South Africa or any public sector instrumentality of South Africa will be disregarded and deemed not to be outstanding, except that in determining whether the fiscal agent shall be protected in relying upon any amendment, modification, change or waiver, or any notice from holders, only securities of that series that the fiscal agent knows to be so owned shall be so disregarded. As used in this paragraph, “public sector instrumentality” means the South African Reserve Bank, any department, ministry or agency of the South African government or any corporation, trust, financial institution or other entity owned or controlled by the South African government or any of the foregoing, and “control” means the power, directly or indirectly, through the ownership of voting securities or other ownership interests or otherwise, to direct the management of or to elect or appoint a majority of the board of directors or other persons performing similar functions in lieu of, or in addition to, the board of directors of a corporation, trust, financial institution or other entity.

If both South Africa and the fiscal agent agree, they may, without the vote or consent of any holder of debt securities of a series, modify, amend or supplement the fiscal agency agreement or the debt securities of any series for the purpose of:

•	adding to the covenants of South Africa;

•	surrendering any right or power conferred upon South Africa;

•	securing the debt securities of that series pursuant to the requirements of the debt securities or otherwise;

•	curing any ambiguity or curing, correcting or supplementing any defective provision contained in the fiscal agency agreement or in the debt securities of that series; or

•

amending the fiscal agency agreement or the debt securities of that series in any manner which South Africa and the fiscal agent may determine and which does not adversely affect the interest of any holder of debt securities of that series in any material respect.

Any modification, amendment or supplement approved in the manner described in this section shall be binding on the holders of debt securities of such series.

Except as specifically set forth in this prospectus, the other terms set forth under “Description of Debt Securities” including notice, quorum and other meeting and consent provisions, remain unchanged with respect to Aggregated Collective Action Securities.

DESCRIPTION OF WARRANTS

The following description sets forth certain general terms and provisions of the warrants and the warrant agreement (copies of which are or will be filed as exhibits to the registration statement). This summary does not purport to be complete and is qualified in its entirety by reference to these exhibits and all provisions of the warrant agreement and the warrants.

General

The South African government may issue, together with any debt securities offered by any prospectus supplement or separately, warrants for the purchase of other debt securities. Each series of warrants will be issued under a warrant agreement to be entered into between the South African government and a bank or trust company, as warrant agent, all as set forth in the prospectus supplement relating to a particular issue of warrants.

Each prospectus supplement that provides for the issuance of warrants will describe the following terms:

•	the terms referred to above under “Description of Debt Securities—General” as they relate to the particular series of debt securities that may be purchased by holders of the warrants;

•	the principal amount of debt securities that may be purchased by a holder of one warrant;

•	the purchase price of debt securities to someone exercising a warrant;

•	the procedures of and conditions that must be followed to purchase debt securities by exercising the warrant;

•	the dates on which the right to exercise the warrants shall begin and end;

•	whether and under what conditions the warrants may be terminated or cancelled by the South African government;

•	the date, if any, on and after which the warrants and debt securities issued together may be separately transferred;

•

whether the warrants represented by the warrant certificates will be issued in registered or bearer form, whether they will be exchangeable between such forms and, if registered, where they may be transferred and registered; and

•	other specific provisions.

Governing Law; Consent to Service

The warrants will be governed by and construed in accordance with the laws of the State of New York except with respect to their authorization and execution and any other matters required to be governed by the laws of the Republic of South Africa. The South African government will accept the jurisdiction of any State or Federal court in the Borough of Manhattan, The City of New York, in respect of any action arising out of or based on the warrants that may be maintained by any holder of those warrants. The South African government will appoint the warrant agent as its authorized agent upon which process in any such action may be served. The South African government will irrevocably waive any immunity to which it might otherwise be entitled in any action arising out of or based upon the warrants brought in any State or Federal court in the Borough of Manhattan, The City of New York. The South African government is also subject to suit in competent courts in the Republic of South Africa to the extent permitted by South African law.

Neither the appointment of an authorized agent for service of process nor the waiver of immunity includes actions brought under the United States federal securities laws. In the absence of a waiver of immunity by the South African government with respect to such actions it would not be possible to obtain a United States judgment in such an action against the South African government unless a court were to determine that the South African government is not entitled under the Foreign Sovereign Immunities Act of 1976 to sovereign immunity with respect to such action.

United States Taxation

Information with respect to the United States tax consequences of the issuance, purchase, exercise and expiration of warrants, including possible original issue discount on debt securities issued with warrants, will be set forth in the prospectus supplement relating to any particular issue of warrants.

PLAN OF DISTRIBUTION

South Africa may sell debt securities or warrants to purchase debt securities to or through underwriters, and also may sell debt securities or warrants to purchase debt securities directly to other purchasers or through agents. Only agents or underwriters named in the prospectus supplement are deemed to be agents or underwriters, as the case may be, in connection with the debt securities or warrants to purchase debt securities offered thereby.

The distribution of the debt securities or warrants to purchase debt securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices.

In connection with the sale of debt securities or warrants to purchase debt securities, underwriters may receive compensation from the South African government or from purchasers of debt securities or warrants to purchase debt securities for whom they may act as agents in the form of discounts, concessions or commissions. Underwriters may sell debt securities or warrants to purchase debt securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions for the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of debt securities or warrants to purchase debt securities may be deemed to be underwriters, and any discount or commission received by them from the South African government and any profit on the resale of debt securities or warrants to purchase debt securities by them may be deemed to be underwriting discounts and commissions under the Securities Act. Any such underwriter or agent will be identified, and any such compensation received from the South African government will be described, in the prospectus supplement.

The debt securities or warrants to purchase debt securities will be a new issue of debt securities or warrants to purchase debt securities with no established trading market. Underwriters and agents to whom debt securities or warrants to purchase debt securities are sold by the South African government for public offering and sale may make a market in such debt securities or warrants to purchase debt securities, but such underwriters and agents will not be obligated to do so and may discontinue any market-making at any time without notice. No assurance can be given as to the liquidity of the trading market for the debt securities or warrants to purchase debt securities.

Under agreements which may be entered into by the South African government, underwriters, dealers and agents who participate in the distribution of debt securities or warrants to purchase debt securities may be entitled to indemnification by the South African government against certain liabilities, including liabilities under the Securities Act.

South Africa may offer the securities of any series to holders of other South African securities as consideration for the purchase or exchange by South Africa of these other outstanding securities. This offer may be in connection with a publicly announced tender, exchange or other offer for these securities or in privately negotiated transactions. This type of offering may be in addition to or in lieu of sales of securities directly or through underwriters or agents as set forth in the applicable prospectus supplement.

If so indicated in the prospectus supplement, the South African government will authorize underwriters or other persons acting as the South African government’s agents to solicit offers by certain institutions to purchase debt securities or warrants to purchase debt securities from the South African government pursuant to contracts providing for payment and delivery on a future date. Institutions with which such contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others, but in all cases such institutions must be approved by the South African government. The obligations of any purchaser under any such contract will be subject to the condition that the purchase of the debt securities or warrants to purchase debt securities shall not at the time of delivery be prohibited under the laws of the jurisdiction to which such purchase is subject. The underwriters and such other agents will not have any responsibility in respect of the validity or performance of such contracts.

OFFICIAL STATEMENTS

Information included in this prospectus, or in any document incorporated by reference into this prospectus, that is identified as being derived from a publication of, or supplied by, the South African government or one of its agencies or instrumentalities is included herein on the authority of such publication as a public official document of the South African government. All other information in this prospectus, or in any document incorporated by reference into this prospectus, and in the registration statement of which this prospectus is a part, other than that included under the caption “Plan of Distribution” in this prospectus, or in any document incorporated by reference into this prospectus, is included as a public official statement made on the authority of the Minister of Finance of the Republic of South Africa.

VALIDITY OF THE SECURITIES

Except as may otherwise be indicated in any prospectus supplement, the validity of each series of debt securities or warrants to purchase debt securities will be passed upon on behalf of the South African government by the Chief State Law Adviser of the Republic of South Africa, and, as to U.S. and New York State law, by Allen & Overy LLP, London, United Kingdom. As to all matters of South African law, Allen & Overy LLP may rely upon the opinion of the Chief State Law Adviser of the Republic of South Africa. All statements with respect to matters of South African law in this prospectus have been passed upon by the Chief State Law Adviser, and are made upon his authority. Allen & Overy LLP may act from time to time on behalf of the South African government.

AUTHORIZED REPRESENTATIVE

The Authorized Representative of the Republic of South Africa in the United States of America is the Ambassador of the Republic of South Africa to the United States, whose address is:

Embassy of the Republic of South Africa

3051 Massachusetts Avenue, N.W.

Washington, D.C. 20008

FURTHER INFORMATION

The issue and terms of debt securities or warrants to purchase debt securities will be authorized by the Minister of Finance of the Republic of South Africa pursuant to the authority conferred upon him by the Public Finance Management Act, 1999 (Act No. 1 of 1999) of the Republic of South Africa.

A registration statement with respect to South Africa and the debt securities or warrants to purchase debt securities has been filed with the Securities and Exchange Commission, 100 F Street N.E., Washington, D.C., 20549, under the Securities Act. Additional information concerning South Africa and the debt securities or warrants to purchase debt securities is to be found in the registration statement, any pre- or post-effective amendment to the registration statement and any document incorporated by reference into the registration statement, including the various exhibits to these documents, which may be inspected at the office of the Commission.

The Republic of South Africa, although not subject to the reporting requirements of the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”) files Annual Reports on Form 18-K with the Commission on a voluntary basis. These Annual Reports include certain material statistical and other information concerning the Republic of South Africa. The Republic of South Africa may also include exhibits to its Annual Report on Form 18-K and file amendments on Form 18-K/A, for the purpose of filing with Commission information that has not been included in the registration statement to which this prospectus and any related prospectus supplement relate, which information would thereby be incorporated by reference into the registration statement. Annual Reports on Form 18-K and amendments on Form 18-K/A of the Republic of South Africa may be inspected at the office of the Commission, or reviewed on the Commission’s Internet site at http://www.sec.gov. This site contains reports and other information regarding issuers that file electronically with the Commission.

No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus. You must not rely on any unauthorized information or representations. This prospectus is an offer to sell only the debt securities or warrants to purchase offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of its date.

Republic of South Africa

PROSPECTUS

Dated April 6, 2016